Exhibit 5.1

Our ref	RDS\620011\4164931v2
Direct tel	+852 2971 3046
Email	richard.spooner@maplesandcalder.com

Solarfun Power Holdings Co., Ltd.
888 Linyang Road
Qidong, Jiangsu Province, 226200
People’s Republic of China.
10 November 2010
Dear Sir
Solarfun Power Holdings Co., Ltd.
We act as Cayman Islands counsel for Solarfun Power Holdings Co., Ltd (the “Company”), a Cayman Islands company, in connection with the Company’s registration statement on Form F-3, including all amendments or supplements thereto (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the "Act”), and the earlier effective registration statement on Form F-3 (Registration No. 333-152005), through which the Company may periodically offer American Depositary Shares, preferred shares in the capital of the Company, debt securities and/or warranties (together, the “Securities).

1	DOCUMENTS REVIEWED
We have reviewed originals, copies, drafts or conformed copies of the following documents (the “Documents”):
1.1	the Certificate of Incorporation dated 12 May 2006 and Memorandum and Articles of Association of the Company adopted by special resolution on 18 December 2006 and effective on 26 December 2006 (together the “Memorandum and Articles of Association”);

1.2	the minutes of the meeting of the board of directors of the Company held on 3 November 2010 (the “Minutes”) and the two sets of written resolutions of the directors of the Company dated 27 June 2008 (the “Written Resolutions”, and together with the resolutions set forth in the Minutes, the “Resolutions”) and the corporate records of the Company maintained at its registered office in the Cayman Islands;

1.3	a Certificate of Good Standing issued by the Registrar of Companies (the “Certificate of Good Standing”) dated 14 September 2010;

1.4	a certificate from a director of the Company dated 10 November 2010, a copy of which is annexed hereto (the “Director’s Certificate”); and

1.5	the Registration Statement.

2	ASSUMPTIONS
Save as aforesaid we have not been instructed to undertake and have not undertaken any further enquiry or due diligence in relation to the transaction the subject of this opinion. The following opinions are given only as to and based on circumstances and matters of fact existing at the date hereof and of which we are aware consequent upon the instructions we have received in relation to the matter the subject of this opinion and as to the laws of the Cayman Islands as the same are in force at the date hereof. In giving this opinion, we have relied upon the completeness and accuracy (and assumed the continuing completeness and accuracy as at the date hereof) of the Director’s Certificate and the Certificate of Good Standing as to matters of fact without further verification and have relied upon the following assumptions, which we have not independently verified:
(i)	Copy documents or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals.

(ii)	The genuineness of all signatures and seals.

(iii)	There is no contractual or other prohibition (other than as may arise by virtue of the laws of the Cayman Islands) binding on the Company or on any other party prohibiting it from entering into and performing its obligations.

3	OPINIONS
The following opinions are given only as to matters of Cayman Islands law and we have assumed that there is nothing under any other law that would affect or vary the following opinions.
Based upon the foregoing and subject to the qualifications set out below and having regard to such legal considerations as we deem relevant, we are of the opinion that:
3.1	The Company has been duly incorporated as an exempted company with limited liability for an unlimited duration and is validly existing and in good standing under the laws of the Cayman Islands.

3.2	The authorised share capital of the Company is US$50,000 divided into 500,000,000 Ordinary Shares of a nominal or par value of US$0.0001 each.

3.3	On the assumption that any shares which may be issuable pursuant to the Securities have been duly authorised prior to issuance, when such shares have been issued, delivered and paid for in the manner described in and pursuant to the terms of the Registration Statement, the shares will be validly issued, fully paid and non-assessable.

3.4	The liability of shareholders of the Company is limited to the amount, if any, unpaid on their shares. On the basis that all such shares in the Company are fully paid, there is no rule of Cayman Islands law that would impose any further liability on persons holding shares in the Company, merely by reason of such shareholding.

4	QUALIFICATIONS
This opinion is subject to the following qualification and limitation that under the Companies Law (2010 Revision) of the Cayman Islands, the register of members of a Cayman Islands company is by statute regarded as prima facie evidence of any matters which the Companies Law (2010 Revision) directs or authorises to be inserted therein. A third party interest in the shares in question would not appear. An entry in the register of members may yield to a court order for rectification (for example, in the event of fraud or manifest error).
Except as specifically stated herein, we make no comment with respect to any representations and warranties which may be made by or with respect to the Company in the Registration Statement or otherwise with respect to the commercial terms of the transactions the subject of this opinion.
We hereby consent to the use of this opinion in, and the filing hereof as an Exhibit to, the Registration Statement and to the reference to our name under the headings “Enforceability of Civil Liabilities” and “Legal Matters” and elsewhere in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the Rules and Regulations of the Commission thereunder.
Yours faithfully
/s/ Maples and Calder
Maples and Calder

PO Box 309, Ugland House
Grand Cayman
KY1-1104
Cayman Islands
10 November 2010

To:	Maples and Calder
PO Box 309, Ugland House
Grand Cayman
KY1-1104
Cayman Islands
Dear Sirs
Solarfun Power Holdings Co., Ltd. (the “Company”)
I, Thomas Toy, being a director of the Company, am aware that you are being asked to provide a legal opinion (the “Opinion”) in relation to certain aspects of Cayman Islands law. Capitalised terms used in this certificate have the meaning given to them in the Opinion. I hereby certify that:
1	The Memorandum and Articles of Association of the Company as adopted with effect from 26 December 2006 by a special resolution passed on 18 December 2006 remain in full force and effect and are unamended.

2	The Company has not entered into any mortgages or charges over its property or assets other than those entered in the register of mortgages and charges.

3	The minutes of the Meeting held on 3 November 2010 are a true and correct record of the proceedings of the Meeting, which was duly convened and held, and at which a quorum was present throughout and at which each director disclosed his interest (if any), in the manner prescribed in the Articles of Association.

4	The Written Resolutions were signed by all the directors in the manner prescribed in the Articles of Association of the Company.

5	The authorised share capital of the Company is US$50,000 divided into 500,000,000 shares of US$0.0001 par value each. The issued share capital of the Company is 404,434,572 shares of US$0.0001 each, which have been issued and are fully paid up.

6	The shareholders of the Company have not restricted or limited the powers of the directors in any way. There is no contractual or other prohibition (other than as arising under Cayman Islands law) binding on the Company prohibiting it from entering into and performing its obligations in respect of any Securities which may be issued pursuant to the Registration Statement and/or the Prospectus (or supplement thereto).

7	The Resolutions were duly adopted, are in full force and effect at the date hereof and have not been amended, varied or revoked in any respect.

8	The directors of the Company at the date of the Meeting and at the date hereof were and are as follows:
Ki-Joon Hong
Dong Kwan Kim
Wook-Jin Yoon
Thomas Toy
Yinzhang Gu
Ernst Butler
David N. K. Wang
9	The minute book and corporate records of the Company as maintained at its registered office in the Cayman Islands and made available to you are complete and accurate in all material respects, and all minutes and resolutions filed therein represent a complete and accurate record of all meetings of the shareholders and directors (or any committee thereof) (duly convened in accordance with the Articles of Association) and all resolutions passed at the meetings, or passed by written consent as the case may be.
10	Each director considers the transactions contemplated by the Registration Statement and the Prospectus to be of commercial benefit to the Company and has acted bona fide in the best interests of the Company, and for a proper purpose of the Company, in relation to such transactions.
11	To the best of my knowledge and belief, having made due inquiry, the Company is not the subject of legal, arbitral, administrative or other proceedings in any jurisdiction. Nor have the directors or shareholders taken any steps to have the Company struck off or placed in liquidation, nor have any steps been taken to wind up the Company. Nor has any receiver been appointed over any of the Company’s property or assets.

12	The Company is not a central bank, monetary authority or other sovereign entity of any state.
I confirm that you may continue to rely on this certificate as being true and correct on the day that you issue the Opinion unless I shall have previously notified you personally to the contrary.

Signature:	/s/ Thomas Toy

Director

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